UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32868	52-2319066
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Delek US Holdings, Inc. (the “Company”) has been advised that, on or about May 29, 2008, Delek Petroleum Ltd., an Israeli corporation (“Delek Petroleum”), will file a publicly available prospectus in Hebrew with the Israel Securities Authority (“ISA”) containing (i) the previously undisclosed pro forma financial information set forth in the table below concerning the Company’s minority investment in Lion Oil Company (“Lion Oil”) and (ii) certain previously undisclosed information regarding certain of the Company’s derivative contracts. The previously undisclosed information is expected to be filed with the ISA in order to satisfy disclosure requirements applicable to Delek Petroleum under the securities laws of Israel. Delek Petroleum owns a majority and controlling interest in Delek Hungary Holding Limited Liability Company (“Delek Hungary”). As of the date of this filing, Delek Hungary is the record owner of approximately 73.4% of the Company’s outstanding shares of common stock. Therefore, Delek Petroleum is deemed to beneficially own the shares of the Company held by Delek Hungary.

(i) Information Related to Lion Oil Company.

As of the date of this filing, the Company owns approximately 34.6% of the outstanding shares of Lion Oil, a privately held Arkansas corporation that owns and operates a 75,000 barrel per day, crude oil refinery in El Dorado, Arkansas, three crude oil pipelines, a crude oil gathering system and two refined petroleum product terminals in Memphis and Nashville, Tennessee. Lion Oil’s fiscal year ends on April 30 of each year, and the Company accounts for its minority interest using the equity method. The Company expects that Delek Petroleum’s prospectus will disclose the information related to Lion Oil set forth in the table below. The financial information presented in the table (a) was derived by the Company from Lion Oil’s unaudited consolidated financial statements for the nine-month period ended January 31, 2008 and Lion Oil’s audited consolidated financial statements for its fiscal years ended April 30, 2007, 2006 and 2005; (b) reflects, on a pro forma basis, the Company’s proportionate share of the specified line items reported in Lion Oil’s consolidated statements of operations and balance sheets for the periods indicated assuming that the Company owned 34.6% of the outstanding shares of Lion Oil during the periods indicated; and (c) is not reflected, as shown, in the Company’s actual operating results or balance sheet data for the periods indicated.

LION OIL COMPANY AND CONSOLIDATED SUBSIDIARIES
Summarized Pro Forma Fianancial Information Representing the Company’s 34.6% Interest in Lion Oil
For The Nine Months Ended January 31, 2008 and For The Years Ended April 30, 2007, 2006, 2005

	Nine Months Ended	Fiscal Year Ended	Fiscal Year Ended	Fiscal Year Ended
	January 31, 2008	April 30, 2007	April 30, 2006	April 30, 2005

Gross Profit (including refinery operating costs)	$23,080,445	$63,976,256	$51,017,513	$20,797,746

Terminal Operating Expenses	2,507,391	2,760,116	2,502,598	2,601,311

Net Income	6,245,762	28,636,870	18,036,575	4,317,211

	As of January 31, 2008	As of April 30, 2007	As of April 30, 2006	As of April 30, 2005

Current Assets	$89,040,706	$103,354,420	$95,247,637	$76,873,793

Total Assets	196,586,079	190,492,962	170,964,334	149,912,082

Current Liabilities	60,784,381	75,711,267	56,550,163	42,892,523

Non-Current Liabilities	41,457,351	26,683,110	50,479,237	59,712,929

Stockholders’ Equity	94,344,347	88,098,586	63,934,933	47,306,631

(ii) Information Related to Certain of the Company’s Derivative Contracts.

In its Quarterly Report on Form 10-Q filed on May 9, 2008 (the “Form 10-Q”), the Company disclosed that, in December 2007, in connection with our offering of renewable fuels in our retail segment markets, the Company entered into a series of over the counter (OTC) swaps based on the futures price of ethanol as quoted on the Chicago Board of Trade and a series of OTC swaps based on the futures price of unleaded gasoline as quoted on the New York Mercantile Exchange. As of March 31, 2008, the Company had open derivative contracts representing 454,678 barrels of ethanol and had an unrealized net gain of $6.9 million for the three months ended March 31, 2008. As of March 31, 2008, the Company also had open derivative contracts representing 462,000 barrels of unleaded gasoline and had an unrealized net loss of $3.9 million for the three months ended March 31, 2008.

The derivative volumes of ethanol (454,678) and unleaded gasoline (460,000) reported as of March 31, 2008 represent the total of equal future volumes in each calendar month from April 2008 through December 2009.

In the Form 10-Q, the Company disclosed that, in March 2008, it had entered into a series of OTC swaps based on the future price of West Texas Intermediate Crude (“WTI”) as quoted on the NYMEX which fixed the purchase price of WTI for a predetermined number of barrels at future dates from July 2008 through December 2009. The Company also disclosed that, in March 2008, it had entered into a series of OTC swaps based on the future price of Ultra Low Sulfur Diesel (“ULSD”) as quoted on the Gulf Coast ULSD PLATTS which fixed the sales price of ULSD for a predetermined number of barrels at future dates from July 2008 through December 2009. For the three months ended March 31, 2008, the Company recorded unrealized losses as a component of other comprehensive income of $5.6 million ($3.6 million, net of deferred taxes) related to the change in the fair value of these swaps. As of March 31, 2008, the Company had total unrealized gains (losses), net of deferred income taxes, in accumulated other comprehensive income of $(3.6) million associated with these ULSD swaps.

The Company expects that Delek Petroleum’s prospectus will disclose that, as of March 31, 2008, the Company had open WTI-ULSD derivative contracts representing 2.7 million barrels of each. The 2.7 million barrels subject to the derivative contracts as of March 31, 2008 is the sum of ratable calendar month volumes during the eighteen month period beginning in July 2008 and ending in December 2009.

Item 8.01. Other Events.

The volumes of ethanol (454,678) and unleaded gasoline (460,000) set forth in the first two paragraphs of Item 7.01(ii) above were incorrectly reported in the Form 10-Q as gallons when, in fact, the volumes are barrels.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2008

DELEK US HOLDINGS, INC.

By: /s/ Edward Morgan
Name: Edward Morgan
Title: Vice President and Chief Financial Officer